UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 17, 2012

Minn-Dak Farmers Cooperative
(Exact name of Registrant as Specified in its Charter)

North Dakota
(State Or Other Jurisdiction Of Incorporation)

33-94644	23-7222188
(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road Wahpeton, ND	58075
(Address Of Principal Executive Offices)	(Zip Code)

(701) 642-8411
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.07        Submission of Matters to a Vote of Security Holders.

On October 17, 2012, Minn-Dak Farmers Cooperative (the “Company”) held a Special Meeting of Shareholders to allow its shareholders to consider and vote on a proposal to authorize the Company to terminate its reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Special Meeting was called in connection with the September 24, 2012 no-action letter provided to the Company by the staff of the Securities and Exchange Commission (the “Commission”).

Of the 479 shareholders entitled to vote at the Special Meeting, 140 shareholders were present at the Special Meeting.  As to the proposal to authorize the Company to terminate reporting under the Exchange Act, 138 shareholders voted in favor of the proposal, 0 shareholders voted against the proposal, and 0 shareholders abstained from voting.  Accordingly, the Company’s shareholders authorized the Company to terminate its reporting under the Exchange Act.

Following the Special Meeting, the Company will take the necessary remaining steps to terminate its reporting under the Exchange Act consistent with the September 24, 2012 no-action letter, which includes the filing of a Form 15 with the Commission.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

By:	/s/ David H. Roche
David H. Roche Chief Executive Officer

Date:   October 17, 2012